Exhibit 23.1

Assentsure PAC UEN – 201816648N 180B Bencoolen Street #03-01 The Bencoolen Singapore 189648 http://www.assentsure.com.sg

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation of our report dated May 28, 2025 in the Registration Statement on Form F-1, under the Securities Act of 1933, as amended, with respect to the consolidated balance sheets of ChowChow Cloud International Holdings Limited and its subsidiaries (collectively referred to as the “Company”) as of December 31, 2024 and 2023, the related consolidated statements of operations and comprehensive income, changes in equity and cash flows for each of the two years in the period ended December 31, 2024 and 2023 and the related notes (collectively referred to as the “consolidated financial statements”). We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ Assentsure PAC

We have served as the Company’s auditor since 2024.

Singapore

September 2, 2025

PCAOB ID Number 6783